                                                                    EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT

                            Dated as of April 6, 2001

                                      Among

                           PER-SE TECHNOLOGIES, INC.,

                                  as Borrower,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender

================================================================================

                               INDEX OF APPENDICES

Exhibit 1.1(a)(i)             -        Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)            -        Form of Revolving Note
Exhibit 1.5(e)                -        Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                -        Form of Borrowing Base Certificate
Exhibit 9.1(a)                -        Form of Assignment Agreement

Schedule 1.1                  -        Responsible Individual
Schedule 1.3(b)               -        Asset Dispositions Prior to Closing Date
Schedule 3.2                  -        Executive Offices; FEIN
Schedule 3.4(A)               -        Financial Statements
Schedule 3.4(B)               -        Projections
Schedule 3.6                  -        Real Estate and Leases
Schedule 3.7                  -        Labor Matters
Schedule 3.8                  -        Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.11                 -        Tax Matters
Schedule 3.12                 -        ERISA Plans
Schedule 3.13                 -        Litigation
Schedule 3.15                 -        Intellectual Property
Schedule 3.17                 -        Hazardous Materials
Schedule 3.18                 -        Insurance
Schedule 3.19                 -        Deposit and Disbursement Accounts
Schedule 3.20                 -        Material Agreements
Schedule 5.1                  -        Trade Names
Schedule 6.2                  -        Investments
Schedule 6.3                  -        Indebtedness
Schedule 6.4(a)               -        Transactions with Affiliates
Schedule 6.4(b)               -        Existing Lending Transactions with Employees
Schedule 6.6                  -        Existing Guarantees of Real Property Leases
Schedule 6.7                  -        Existing Liens
Schedule 6.8                           Certain Permitted Sales of Assets
Schedule 6.12                 -        Sale-Leasebacks
Schedule 6.15                 -        Impairment of Intercompany Transfers
Schedule (Annex A)                     Definition of Application Software Business Division
Schedule (Annex A)                     Definition of Emergency Physician Services Business

Annex A (Recitals)            -        Definitions
Annex B (Section 1.2)         -        Letters of Credit
Annex C (Section 1.8)         -        Cash Management System
Annex D (Section 2.1(a))      -        Schedule of Additional Closing Documents
Annex E (Section 4.1(a))      -        Financial Statements and Projections Reporting
Annex F (Section 4.1(b))      -        Collateral Reports

Annex G (Section 6.10)        -        Financial Covenants
Annex H (Section 9.9(a))      -        Lenders' Wire Transfer Information
Annex I (Section 11.10)       -        Notice Addresses
Annex J (Annex A)             -        Revolving Loan Commitments
Annex K (Annex G)             -        Example of Cash Velocity Calculation

                  CREDIT AGREEMENT, dated as of April 6, 2001 among PER-SE TECHNOLOGIES, INC., a Delaware corporation ("Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS

                  WHEREAS, Borrower desires that Lenders extend revolving credit facilities to Borrower of up to Fifty Million Dollars ($50,000,000) in the aggregate for the purpose of funding acquisitions, investments and capital expenditures (each to the extent permitted hereunder or with the consent of the Requisite Lenders, in their absolute discretion), and to provide (a) working capital financing for Borrower and the other Credit Parties, and (b) funds for other general corporate purposes of Borrower and the other Credit Parties; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein;

                  WHEREAS, Borrower and the other Credit Parties desire to secure all of their respective obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of their existing and after-acquired personal and real property; and

                  WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

                  1.1      Credit Facilities.

                  (a)      Revolving Credit Facility.

                           (i) Subject to the terms and conditions hereof, each Lender agrees to make available to the Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of
         (A) (I) prior to the occurrence of the Post-Closing Event, $15,000,000 and (II) on and after the occurrence of the Post-Closing Event, the Maximum Amount and (B) the Borrowing Base, in each case less the sum of the Letter of Credit Obligations outstanding at such time ("Borrowing Availability"). Until the

         Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the representative of Agent identified on Schedule 1.1 at the address specified thereon. Those notices must be given no later than (1) 1:00 p.m. (New York time) on the date of the proposed Revolving Credit Advance, which shall be a Business Day, in the case of an Index Rate Loan, or (2) 1:00 p.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of
         Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).

                           (ii) Borrower shall execute and deliver to the Agent for each Lender a note to evidence the Revolving Loan Commitment of that Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of Borrower to pay the amount of each Lender's Revolving Loan Commitment or, if less, the applicable Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (b) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

                  1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

                  1.3      Prepayments.

                  (a) Voluntary Prepayments. Borrower may at any time on at least one (1) day's prior written notice to Agent voluntarily prepay all or part of the Revolving Loan and permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (A) any such prepayments or reductions shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount and (B) the Revolving Loan Commitment shall not be reduced to an amount less than $10,000,000. Borrower may at any time on at least ten (10) days' prior written notice to Agent terminate the Revolving Loan Commitment, provided that upon such termination all other Obligations shall be immediately due and payable in full.

Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 1.12(b). Upon any such prepayment and reduction or termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit (as defined in Annex B). Each notice of partial prepayment shall designate the Revolving Loan or other Obligations to which such prepayment is to be applied.

                  (b)      Mandatory Prepayments.

                           (i) If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, Borrower shall within thirty (30) days of demand by the Agent repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

                           (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions (including sales of Stock of any Subsidiary of any Credit Party) permitted by Section 6.8 and excluding up to $1,500,000 per Fiscal Year in net proceeds of other asset sales), Borrower shall prepay the Revolving Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes,
         (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below provided, however, that the Borrower shall not have to prepay the Revolving Loans with net proceeds of asset dispositions or sales of Stock of any Subsidiary of any Credit Party if the net proceeds of such disposition or sale are used within 180 days after receipt of such net proceeds by the Borrower or such Credit Party to purchase or otherwise acquire replacement assets or property (or, in the case of any asset dispositions that have occurred prior to the Closing Date and which are described on Disclosure Schedule 1.3(b), the net proceeds of such disposition or sale are used within 360 days after receipt of such net proceeds by the Borrower or such Credit Party to purchase or otherwise acquire replacement assets or property). In calculating the net proceeds of asset sales pursuant to this Section 1.3(b)(ii), there shall be excluded from the calculation any proceeds from a single transaction where the net proceeds equal less than $100,000; provided, however, that if such transaction is part of a series of related transactions, the $100,000 threshold shall be tested based on the aggregate net proceeds resulting from all such related transactions.

                           (iii) If Borrower issues Stock (other than stock issued pursuant to each of the Borrower's Amended and Restated Non-Qualified Stock Option Plan, Non-Qualified Plan for Employees of Acquired Companies, Non-Employee Director Stock Option Plan and Non-Qualified Stock Option Plan for Non-Executive Employees) no later than the Business Day following the date of receipt of the cash proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such cash proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.

                  (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to clauses (b)(ii) and (b)(iii) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Revolving Credit Advances; third, to the outstanding principal balance of Revolving Credit Advances until the same shall have been paid in full; and fourth, if any Event of Default has occurred and is continuing, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex
B. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments.

                  (d) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds in accordance with Section 5.4(b) shall be applied to the Revolving Credit Advances. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments.

                  (e) Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in clause (b)(ii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

                  1.4 Use of Proceeds. Borrower shall utilize the proceeds of the Revolving Loan solely for the purpose of funding Permitted Acquisitions, investments and capital expenditures (to the extent permitted hereunder or consented to by the Requisite Lenders in their absolute discretion), and to provide (a) working capital financing for Borrower and the other Credit Parties, and (b) funds for other general corporate purposes of Borrower and the other Credit Parties (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.13).

                  1.5      Interest and Applicable Margins.

                  (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the Revolving Credit Advances being made by each Lender, in arrears on each applicable Interest Payment Date, at the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time.

         The Applicable Revolver Index Margin, Applicable Revolver LIBOR Margin, Applicable L/C Margin, and Applicable Unused Line Fee Margin will be 1.00%, 2.50%, 2.50%, and 0.375% per annum, respectively, as of the Closing Date. The Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by Borrower's consolidated financial performance, commencing with the first day of the first calendar month that commences on or after the first anniversary of the Closing Date. Adjustments in Applicable Margins will be determined by reference to the following grids:

                                                              LEVEL OF
         IF LEVERAGE RATIO IS:                          APPLICABLE MARGINS:
         ---------------------                          -------------------
         Less than 1.50:1.00                                Level I

         Less than 2.00:1.00, but
         Greater than or equal to 1.50:1.00                 Level II

         Less than 3.00:1.00, but
         Greater than or equal to 2.00:1.00                 Level III

         Less than 3.50:1.00, but
         Greater than or equal to 3:00 to 1:00              Level IV

         Greater than or equal to 3.50:1.00                 Level V

                                                      APPLICABLE MARGINS
                              --------------------------------------------------------------
                              LEVEL I     LEVEL II     LEVEL III      LEVEL IV       LEVEL V
                              -------     --------     ---------      --------       -------
Applicable Revolver            0.35%        0.50%         0.75%          1.00%         1.15%
Index Margin

Applicable Revolver            1.85%        2.00%         2.25%          2.50%         2.65%
LIBOR Margin

Applicable L/C Margin          1.85%        2.00%         2.25%          2.50%         2.65%

Applicable Unused Line        0.375%       0.375%        0.375%         0.375%        0.375%
Fee Margin

         All adjustments in the Applicable Margins after the date which is twelve months from the Closing Date will be implemented monthly on a prospective basis, for each calendar month commencing within five (5) days after the date of delivery to Agent of the monthly unaudited or annual audited (as applicable) Financial Statements of Borrower evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agent a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to deliver such Financial Statements in accordance with Section 4.1 shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day following the delivery of those

Financial Statements demonstrating that such an increase is not required. If a Default or an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured. Furthermore, during the period that any Event of Default shall exist, the Applicable Margin shall be set at Level V.

         (b) If any payment on any Revolving Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

         (d) So long as an Event of Default shall have occurred and be continuing under Section 8.1(a), (h) or (i), or so long as any other Default or Event of Default shall have occurred and be continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Revolving Credit Advances and the Letter of Credit Fees shall be increased by two percent (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

         (e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Revolving Credit Advances from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Revolving Credit Advance as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Revolving Credit Advance shall commence on the last day of the LIBOR Period of the Revolving Credit Advance to be continued. Any Revolving Credit Advance to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 1:00 p.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election.

If no election is received with respect to a LIBOR Loan by 1:00 p.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy, facsimile or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e).

         (f)      Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

         1.6 Eligible Billed Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Billed Accounts of a Borrowing Base Party shall be "Eligible Billed Accounts" for purposes of this Agreement. In determining whether a particular Billed Account constitutes an Eligible Billed Account, Agent shall not include any such Billed Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date upon prior written notice to the Borrower, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Billed Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available, provided, however, that any such adjustment or change in criteria or advance rates shall not take effect until at least 90 days after the Borrower's receipt of Agent's notice of such adjustment or change. Eligible Billed Accounts shall not include any Account of any Borrowing Base Party:

         (a) which does not arise from the sale of goods or the performance of services by a Borrowing Base Party in the ordinary course of its business;

         (b) (i) upon which such Borrowing Base Party's right to receive payment is not absolute or is contingent upon the fulfillment of any additional collection services by such Borrowing Base Party or (ii) as to which such Borrowing Base Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to the Borrower's, any Credit Party's or any Subsidiary's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

         (c) in the event that any defense, counterclaim, setoff or dispute is asserted as to such Account, provided that such Account shall only be excluded in the amount of such setoff or the amount set forth in such defense, counterclaim or dispute;

         (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

         (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

         (f) that (i) is not owned by a Borrowing Base Party or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders other than Permitted Encumbrances;

         (g) that arises from a sale to any director, officer, other employee or Affiliate of Borrower or any other Credit Party;

         (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and the applicable Borrowing Base Party, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal ordinance of similar purpose and effect with respect to such obligation;

         (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the provinces of Quebec, Newfoundland, Nova Scotia and Prince Edward Island) unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

         (j) to the extent Borrower, any other Credit Party or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrower, any other Credit Party or any Subsidiary thereof but only to the extent of the potential offset;

         (k) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other similar terms by reason of which the payment by the Account Debtor is or may be conditional;

         (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                  (i) it is not paid within one hundred and twenty (120) days following the date of the invoice to the Account Debtor;

                  (ii) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                  (iii) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

         (m) which is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in Sections 1.6(l)(i);

         (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

         (o) as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or the Security Agreement is untrue;

         (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper unless assigned and physically delivered to the Agent with appropriate endorsement;

         (q) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed twenty-five percent (25%) of all Eligible Billed Accounts; or

         (r)      which is payable in any currency other than Dollars.

         1.7 Cash Management Systems. On and at all times after the Closing Date, Borrower and the other Credit Parties will establish and will maintain until the Termination Date, the cash management systems described in clauses
(a), (c), (d), (f) and (g) on Annex C. On and at all times after May 7, 2001, Borrower and the other Credit Parties will establish and will maintain until the Termination Date, the cash management systems described on clauses (b) and (e) of Annex C, provided that the foregoing requirement shall not apply with respect to Wachovia Bank, N.A. as Relationship Bank, solely for the period commencing on the Closing Date through and but not including October 5, 2001.

         1.8      Fees.

         (a) Borrower shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated April 6, 2001 between Borrower and GE Capital (the "GE Capital Fee Letter"), at the times specified for payment therein.

         (b) As additional compensation for the Lenders, Borrower agrees to pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each calendar quarter prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average daily closing balance of the Revolving Loan (calculated as the closing balance of the Revolving Loan outstanding at the end of each day divided by the number of days during the period for which such fee is due).

         1.9 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day shall be deemed to have been received on the following Business Day.

         1.10     Application and Allocation of Payments.

         (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Revolving Credit Advance shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder;
(2) to interest on the Revolving Credit Advances; (3) to principal payments on the Revolving Credit Advances and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Revolving Credit Advances and outstanding Letter of Credit Obligations; and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

         (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due (other than Charges that Borrower is not required to pay pursuant to Section 5.2(b) hereof), even if such Charges would cause the aggregate balance of the Revolving Loan to exceed Borrowing Availability. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

         1.11 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Revolving Credit Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Revolving Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Revolving Loans setting forth the balance of the Loan Account. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the Borrower's receipt thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Revolving Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

         1.12     Indemnity.

         (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person (x) to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct, (y) with respect to Indemnified Liabilities caused solely by or resulting solely from a dispute among Lenders or a dispute between any Lender and the Agent or (z) to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from a breach of contract by such Indemnified Person with respect to the Loan Documents. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

         (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, each Credit Party shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Revolving Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with written certification of its calculation of all amounts payable pursuant to this Section 1.12(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within thirty (30) Business Days of receipt thereof, specifying the basis for such objection in detail. In no event shall a Lender make a claim for amounts hereunder for any expenses incurred prior to 90 days before the date on which the Borrower received such certification.

         1.13 Access. Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon three (3) Business Day's prior notice as frequently as

Agent reasonably determines to be appropriate, but, so long as no Default or Event of Default exists, no more frequently than once each Fiscal Quarter: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by the Agent, each such Credit Party shall provide such access to Agent at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Agent with access to its suppliers and customers; provided that Borrower shall have the opportunity to be present at any time Agent contacts such suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least ten (10) Business Days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrower.

         1.14     Taxes.

         (a) Any and all payments by Borrower hereunder or under the Revolving Notes shall be made, in accordance with this Section 1.14, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Revolving Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.14) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

         (b) Each Credit Party that is a signatory hereto shall indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.14) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

         (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Revolving Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

         1.15     Capital Adequacy; Increased Costs; Illegality.

         (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes. In no event shall a Lender make a claim for compensation hereunder for any increased costs incurred prior to 90 days before the date on which the Borrower received such certification.

         (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Revolving Credit Advance, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.15(b). In no event shall a Lender make a claim for amounts hereunder for any costs and expenses incurred prior to 90 days before the date on which the Borrower received such certification.

         (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Revolving Credit Advance or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the receipt of such notice and demand, converts all such Revolving Credit Advances into a Revolving Credit Advance bearing interest based on the Index Rate.

         (d) Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.14(a), 1.15(a) or 1.15(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrower obtains a Replacement Lender following notice of its intention to do so, the Affected Lender must sell and assign its Revolving Loans and Revolving Loan Commitments to such Replacement Lender for an amount equal to the principal balance of all Revolving Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.14(a), 1.15(a) and 1.15(b).

         1.16 Single Loan. All Revolving Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

         1.17 Extension of the Commitment. So long as (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the Senior Unsecured Notes shall have been refinanced or defeased on terms satisfactory to each of the Lenders, Borrower may make a request in the manner provided below that all of the Lenders agree to extend the Revolving Credit Commitment for a single period of eighteen months; provided that there shall be no more than one such extension requested by Borrower and granted by Lenders. Borrower may make such a request to extend the Revolving Credit Commitment for an additional eighteen months effective on the then existing Commitment Termination Date, by giving the Agent written notice of such request not more than 75 days, and not less than 30 days, prior to the then existing

Commitment Termination Date. If Borrower's request for extension is granted by the Lenders, Agent will give written notice to Borrower of such extension.

2.   CONDITIONS PRECEDENT

         2.1      Conditions to the Initial Revolving Loans.

         No Lender shall be obligated to make any Revolving Credit Advance or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

         (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Agent.

         (b) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

         (c) Opening Availability. The Eligible Billed Accounts of any Borrowing Base Party supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrower with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance and the incurrence of any initial Letter of Credit Obligations, of at least $15,000,000.

         (d) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.8 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all reasonable fees, costs and expenses incurred with respect to the closing presented as of the Closing Date.

         (e) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

         2.2 Further Conditions to Each Revolving Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Revolving Credit Advance, convert or continue any Revolving Credit Advance as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

         (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

         (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof as determined by the Requisite Lenders; or

         (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Revolving Credit Advance (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Revolving Credit Advance (or the incurrence of any Letter of Credit), and Agent or Requisite Lenders shall have determined not to make any Revolving Credit Advance or incur any Letter of Credit Obligation so long as that Default is continuing; or

         (d) After giving effect to any Revolving Credit Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount.

The request and acceptance by Borrower of the proceeds of any Revolving Credit Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Revolving Credit Advance into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.  REPRESENTATIONS AND WARRANTIES

         To induce Lenders to make the Revolving Credit Advances and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

         3.1      Corporate Existence; Compliance with Law. Each Credit Party
(a) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter, by-laws, operating agreement, partnership agreement or other organizational documents, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.2 Executive Offices; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and except as described on Disclosure Schedule (3.2), none of such locations have changed within the twelve
(12) months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

         3.3 Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary or proper action; (c) do not contravene any provision of such Person's charter, bylaws, operating agreement, partnership agreement or other organizational documents, as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents and other than Liens permitted pursuant to
Section 6.7; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

         3.4 Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Borrower and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

         (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(A)) have been delivered on the date hereof:

                  (i) The audited consolidated and consolidating balance sheets at December 31, 1999 and December 31, 2000 and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Years then ended, certified by PricewaterhouseCoopers LLP.

         (b) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(B)) have been prepared by Borrower in light of the past operations of its businesses, but including future payments of known contingent liabilities, and reflect projections for the two year period beginning on January 1, 2001 on a quarter by quarter basis for the first year and on a quarter by quarter basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

         3.5 Material Adverse Effect. Between December 31, 2000 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 2000 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

         3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof satisfactory to Agent have been delivered to Agent for those properties for which landlord waivers are required under
Section 5.9. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate as of the Closing Date. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the

Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

         3.7 Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party materially comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all material payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by (i) any collective bargaining agreement or management agreement, or (ii) any written consulting agreement (which requires more than 60 days notice for termination) or any written employment agreement (which requires more than 60 days notice for termination) which requires any Credit Party to make payments thereunder in excess of $100,000 during any period of twelve consecutive months (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual which, if adversely determined, would result in a Material Adverse Effect.

         3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person. All of the issued and outstanding Stock of each Credit Party (other than the Borrower) is, as of the Closing Date, owned by each of the stockholders and in the amounts set forth on Disclosure Schedule (3.8). Except as set forth on Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)).

         3.9 Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Revolving Credit Advances by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

         3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Revolving Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Revolving Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         3.11 Taxes. All material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all material Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with
Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in material compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), as of the Closing Date no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

         3.12     ERISA.

         (a) Disclosure Schedule (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans existing as of the Closing Date. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of
the IRC, and no Credit Party is aware of anything that has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in material compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate is aware that it has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC would result in a Material Adverse Effect.

         (b) Except as set forth in Disclosure Schedule (3.12), as of the Closing Date: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

         3.13 No Litigation. Except as to matters existing on the Closing Date and set forth on Disclosure Schedule (3.13), no action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $1,000,000 (in excess of amounts covered by insurance) or injunctive relief or alleges criminal misconduct of any Credit Party.

         3.14 Brokers. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Revolving Loans, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, registered Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15) hereto. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

         3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

         3.17     Environmental Matters.

         (a) Except as set forth in Disclosure Schedule (3.17), to the knowledge of the Credit Parties, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not materially adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $1,000,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all applicable Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $1,000,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $1,000,000, and all such Environmental Permits are valid and in good standing;
(v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $1,000,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $1,000,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party;
(vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or currently existing analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or currently existing analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all known existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

         (b)      Each Credit Party hereby acknowledges and agrees that Agent
(i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

         3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

         3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

         3.20 Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Disclosure Schedule (3.20): supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $5,000,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $3,000,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments or documents evidencing material Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any outstanding equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

         3.21 Solvency. Both before and after giving effect to (a) the Revolving Credit Advances and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Revolving Credit Advances and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Revolving Credit Advances pursuant to the instructions of Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

         3.22 Senior Unsecured Debt. As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of the Senior Unsecured Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrower has the corporate power and authority to incur the Indebtedness evidenced by the Senior Unsecured Notes. All Obligations, including the Obligations to pay principal of and interest on the Revolving Credit Advances and the Letter of Credit Obligations, constitute Indebtedness with claims against the Collateral senior in priority to the Senior Unsecured Debt.

4.  FINANCIAL STATEMENTS AND INFORMATION

         4.1      Reports and Notices.

         (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

         (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

         4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes Agent so long as a Default or Event of Default shall have occurred and be continuing, to communicate directly with its independent certified public accountants including PricewaterhouseCoopers LLP and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party, provided that such Credit Party shall receive prior written notice of such communication and shall have the opportunity to be present during any such communication.

5.  AFFIRMATIVE COVENANTS

         Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

         5.1 Maintenance of Existence and Conduct of Business. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1) except, as to any of the foregoing activities, (a) where the activities are otherwise permitted hereunder or (b) where the failure to do so will not result in a Material Adverse Effect.

         5.2      Payment of Obligations.

         (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all material Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

         (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest,
(iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

         5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP.

         5.4      Insurance; Damage to or Destruction of Collateral.

         (a) The Credit Parties shall, at their sole cost and expense, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by similar businesses. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

         Each Credit Party shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured; provided that Borrower shall deliver to Agent not later than thirty (30) days after the closing date appropriate evidence showing loss payable and/or additional insured clauses or endorsements with respect to its existing business interruption, general liability and other liability policies in favor of Agent, on behalf of Lenders. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing, as each Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d), or permit or require each Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $1,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 360 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance proceeds which are to be made available to the Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to such Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance or release from the cash collateral account be made to such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance and terminated once such replacement, repair, restoration or rebuilding is complete. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d).

         5.5 Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.6 Supplemental Disclosure. From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan

Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

         5.7 Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

         5.8 Environmental Matters. Each Credit Party shall: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party confirms the existence of any material violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $1,000,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $1,000,000. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports as are appropriate, given the nature of the Environmental Liability or the circumstances of the violation of the Environmental Laws or Permits, provided that such environmental audits shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, or (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

         5.9 Landlords' Agreements, Mortgagee Agreements. Each Credit Party shall use its commercially reasonable best efforts to obtain a landlord's agreement or mortgagee agreement, as applicable, from the lessor of each leased property or mortgagee of owned property where any books and records relating to a material amount of Accounts of any Credit Party are maintained (including, without limitation, all records regarding billing of such Accounts). Such agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord or mortgagee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. After the Closing Date, no real property shall be leased or acquired by any Credit Party where any books and records relating to a material amount of Eligible Billed Accounts of any Credit Party will be maintained without the prior written consent of Agent or, unless and until a satisfactory landlord or mortgagee agreement, as appropriate, shall first have been obtained with respect to such location or such Credit Party has used its commercially reasonable best efforts to obtain such landlord or mortgagee agreement and has failed to do so. Notwithstanding the foregoing, Credit Parties shall obtain a landlord's agreement in form and substance reasonably satisfactory to Agent not later than thirty (30) days after the Closing Date with respect to the following leased locations: (i) Health Data Services, Inc., 675-G Alpha Drive, Highland Heights, OH 44143, (ii) Patient Account Management Services, Inc., 673-A Alpha Drive, Highland Heights, OH 44143, (iii) Halley Exchange, 725 A Tollgate Road, Elgin, IL 60123, (iv) NHTII, 5455 West 86th Street, Indianapolis, IN 46268, (v) CDICO, 26400 West Twelve Mile Road, Southfield MI 48034 and (vi) 29299 Franklin Road, Southfield, MI 48304. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location where any Collateral is or may be located.

         5.10 Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

         5.11 Delivery of Additional Subsidiary Guaranties; Other Collateral Documents; etc.

         (a) Promptly (and in any event within seven (7) Business Days) after the creation or acquisition of any Subsidiary of any Credit Party other than their Foreign Subsidiaries, Borrower shall cause to be executed and delivered to Agent for the benefit of the Lenders, at Borrower's expense, (i) by such new Subsidiary, a supplement to the Subsidiary Guaranty in substantially the form of Schedule 1 to the Subsidiary Guaranty, (ii) by such new Subsidiary, an Acknowledgement to the Security Agreement in substantially the form of Exhibit B to the Security Agreement, (iii) by Borrower, a Pledge Amendment in substantially the form attached to the Pledge Agreement, together with any certificates evidencing such pledged stock or interests, and (iv) all other Collateral Documents necessary or advisable to ensure that each such Subsidiary has fully guaranteed all of the Obligations and has pledged to Agent, for the benefit of Lenders, all of its assets constituting Collateral.

         (b) Promptly (and in any event within seven (7) Business Days) after the acquisition of any real property by any Credit Party on or after the Closing Date, Borrower shall cause to be executed and delivered by such Credit Party to Agent for the benefit of the Lenders, at Borrower's expense, the following documents and instruments, in each case, in form and substance satisfactory to Agent:

                  (i) a duly executed Mortgage with respect to such real property;

                  (ii) a Title Insurance Commitment/ALTA Policy with respect to such real property; and

                  (iii)    a survey with respect to such real property.

Borrower shall and shall cause each other Credit Party, at such Credit Party's expense, to from time to time, upon request by Agent, make, execute and deliver, or cause to be made, executed and delivered, any and all other and further instruments, documents, certificates, agreements, letters, representations and other writings as may be necessary or desirable, in the reasonable opinion of Agent, in order to effectuate, complete, correct, perfect or continue and preserve the lien, security interest and security title of Agent under any Mortgage.

         5.12 Appointment of Agent for Service of Process. If Borrower or any other Credit Party at any time moves its chief executive office to a location outside of the State of Georgia, Borrower shall, and shall cause such Credit Party, as applicable, to promptly (and in any event within three (3) Business Days after moving such location) appoint CT Corporation (or another service corporation acceptable to Agent) as its agent for service of process and deliver written evidence of such appointment to Agent.

         5.13 Certain Post-Closing Actions. (a) By no later than August 6, 2001, Borrower shall have established and implemented a new cash management system which complies with all of the provisions of Annex C and which is in form and substance satisfactory to Agent. By no later than October 5, 2001, Borrower shall have terminated its cash management system existing on the Closing Date and transferred all funds on deposit therein (less any amounts owing to the applicable cash management bank for fees, required indemnities, outstanding checks or returned or dishonored checks) to the Concentration Account.

         (b) By no later than May 7, 2001, Borrower shall have delivered to Agent control letters from (i) all issuers of uncertificated securities and financial assets held by any Credit Party, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of any Credit Party, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Credit Party, and each such control letter shall be in form and substance satisfactory to Agent; provided, however, Borrower shall have delivered to Agent control letters for the existing investment account established by Borrower with Wachovia Bank, N.A. by no later than October 5, 2001.

         (c) By no later than May 7, 2001, Borrower shall have delivered to Agent tri-party blocked account agreements duly executed by the Borrower and each Relationship Bank (other than Wachovia Bank N.A.) with respect to the Disbursement Account and each Borrower Account (other than any Borrower Account maintained with Wachovia Bank, N.A. as of the Closing Date).

6.       NEGATIVE COVENANTS

                  Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

                  6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person other than (i) transactions permitted pursuant to Section 6.2, and (ii) the merger or consolidation of a Credit Party into another Credit Party (or a Person which becomes a Credit Party immediately upon the consummation of such merger or consolidation) so long as the Credit Party surviving is the Borrower, if such merger or consolidation involves the Borrower. Notwithstanding the foregoing, Borrower, may acquire all or substantially all of the assets or capital Stock of any Person (the "Target") (in each case, a "Permitted Acquisition") subject to the satisfaction of each of the following conditions:

                  (i) Agent shall receive at least ten (10) Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                  (ii) such Permitted Acquisition shall only involve assets, substantially all of which are located in the United States, which assets and comprise a business, or those assets of a business, of the type engaged in by Credit Parties as of the Closing Date or reasonably related thereto, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such Permitted Acquisition;

                  (iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

                  (iv) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder and (B) ordinary course trade payables, accrued expenses, secured Indebtedness of the Target permitted under Section 6.3(a)(i) and unsecured Indebtedness of the Target permitted under Section 6.3, in each case, to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition;

                  (v) the sum of all amounts payable in connection with any such Permitted Acquisition (including all transaction costs and all Indebtedness, liabilities to the extent that such liabilities exceed assets, and contingent obligations (including, without limitation any Earn-Out Obligations) incurred or assumed in connection therewith and required to be recognized in accordance with GAAP or otherwise reflected on a consolidated balance sheet of Borrower and Target) shall not exceed $15,000,000, and the sum of all amounts payable in connection with all

Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrower and Target) during any Fiscal Year shall not exceed $45,000,000;

                  (vi) the Target shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's Financial Statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition, unless pro forma compliance with the financial covenants set forth in Annex G for the twelve months following such Permitted Acquisition is demonstrated to the reasonable satisfaction of the Agent;

                  (vii) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

                  (viii) not later than seven (7) Business Days' after the closing of any Permitted Acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets (real and personal) acquired pursuant thereto or in the assets (real and personal) and capital stock of the Target, and Borrower and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

                  (ix) Concurrently with delivery of the notice referred to in clause (i) above, Borrower shall have delivered to Agent, in form and substance satisfactory to Agent, preliminary drafts of the following, with final versions of the following to be delivered prior to the closing of such Permitted
Acquisitions:

                  (A) a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that (x) on a pro forma basis Borrower and its Subsidiaries would have had a Leverage Ratio not in excess of 9.0 to 1.0 for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period), and (y) on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition and Borrower would have been in compliance with the financial covenants set forth in Annex G for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                  (B) updated versions of the most recently delivered Projections covering the one (1) year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "Acquisition Projections") and based upon historical financial data of a recent date satisfactory to Agent, taking into account such Permitted Acquisition; and

                  (C) a certificate of the chief financial officer of Borrower to the effect that: (w) Borrower will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Borrower and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; and (y) Borrower has completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

                  (x) on or prior to the date of such Permitted Acquisition, Agent shall have received copies of the acquisition agreement and related agreements and instruments, and all opinions, if any, certificates, lien search results and other documents reasonably requested by Agent; and

                  (xi) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

                  Notwithstanding the foregoing, the Accounts and Inventory of the Target shall not be included in Eligible Billed Accounts without the prior written consent of Agent and Requisite Lenders.

                  6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, so long as any Revolving Credit Advances or Letter of Credit Obligations are outstanding under the Loan Documents, no Credit Party shall make or permit to exist any Investment, except that (a) Credit Parties may hold Investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Credit Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business; (b) each Credit Party may maintain the existing Investments described on Disclosure Schedule (6.2) as of the Closing Date; (c) any Credit Party may make (i) Investments in any other Credit Party (including intercompany loans and advances to any other Credit Party to the extent permitted in Section 6.3(a)(v)) and (ii) Permitted Acquisitions to the extent permitted in Section 6.1; (d) so long as no Default or Event of Default shall have occurred and be continuing, each Credit Party may make Investments in any of the Existing Non-Credit Party Subsidiaries (other than a Foreign Subsidiary) so long as the aggregate amount of all such Investments by the Credit Parties does not to exceed $2,500,000 at any time; (e) so long as no Default or Event of Default shall have occurred and be continuing, each Credit Party may make Investments in any Person which is or becomes contemporaneously therewith a Foreign Subsidiary so long as the aggregate amount of all such Investments by the Credit Parties does not to exceed $1,000,000 at any time; (f) each Credit Party may make Investments consisting of loans permitted under
Section 6.4(b); (g) each Credit Party may make Investments consisting of loans to customers in the ordinary course of business and consistent with past practices; (h) each Credit Party may make Investments consisting of the receipt of non-cash consideration from a sale of assets (including the Stock of a Subsidiary) permitted pursuant to Section 6.8; (i) each

Credit Party may make Investments consisting of Guaranteed Indebtedness to the extent permitted under Section 6.6; (j) Borrower may make Investments subject to a perfected security interest in favor of Agent for the benefit of Lenders, in
(i) direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A-" or "A3" or better by a nationally recognized rating agency (a "Rated Bank"), (iv) time deposits, maturing no more than 30 days from the date of creation thereof with Rated Banks, (v) mutual funds that invest at least 95% of the assets of which consist of the investments described in clauses (i) through (iv) above, and (vi) bankers' acceptances issued by a Rated Bank and reverse repurchase agreements covering securities of the type described in clause (j)(i) above of this Section 6.2, provided such reverse repurchase agreements are issued by a Rated Bank and mature no more than 7 days from the date of creation thereof; and (k) so long as no Default or Event of Default shall have occurred and be continuing, each Credit Party may make Investments in Permitted Joint Ventures on and after the Closing Date so long as the aggregate total Investment in any single Permitted Joint Venture does not at any time exceed $5,000,000, and the aggregate total Investment in all such Permitted Joint Ventures does not at any time exceed $10,000,000.

                  6.3      Indebtedness.

                  (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in clause
(c) of Section 6.7 and refinancings thereof or amendments or modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable in the aggregate to any Credit Party, Agent or any Lender than the terms of the Indebtedness being refinanced, amended or modified, (ii) the Revolving Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law to the extent the same consists of Indebtedness, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable in the aggregate to any Credit Party, Agent or any Lender than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness consisting of intercompany loans and advances made by any Credit Party to any other Credit Party, provided such loans and advances are subordinated to the Obligations and any instrument evidencing such loans and advances has been pledged to Agent as security for the repayment of the Obligations; (vi) Guaranteed Indebtedness to the extent permitted under Section 6.6; (vii) Indebtedness of Credit Parties owing in respect of documentary letters of credit for the purchase of goods or other merchandise (but not in respect of standby, direct pay of other letters of credit other than the Letters of Credit hereunder), (viii) Indebtedness in the form of a holdback note or deferral of a portion of the purchase price in connection with an acquisition permitted pursuant to Sections 6.1 and 6.2 in an amount not to exceed 25% of the purchase price of such acquisition, provided that such Indebtedness is subordinated to the Obligations in form and substance satisfactory to Agent;
(ix) Indebtedness assumed or acquired in connection with an acquisition permitted pursuant to Sections 6.1 and 6.2 in an amount not to exceed $5,000,000 at any time outstanding so long as such Indebtedness was not incurred in contemplation of such acquisition; (x) Indebtedness consisting of Hedging Obligations of the Credit Parties, (xi) Indebtedness consisting of synthetic leases to the extent permitted pursuant to Section 6.12 and (xii) other unsecured Indebtedness incurred or acquired after the Closing Date not to exceed $5,000,000 at any time outstanding.

                  (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than
(i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8, (iii) Indebtedness prepaid with proceeds of a refinancing to the extent permitted under 6.3, (iv) Senior Unsecured Debt to the extent payment is permitted pursuant to Schedule 6.13 and (v) other Indebtedness not in excess of $1,000,000 so long as after giving effect to any such purchase, redemption, defeasance or prepayment of such other Indebtedness Borrower shall have Net Borrowing Availability of at least $5,000,000.

                  6.4      Employee Loans and Affiliate Transactions.

                  (a) No Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of business and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party other than transactions among Credit Parties and their directly or indirectly wholly-owned Subsidiaries existing on the date hereof and described on Disclosure Schedule (6.4(a)). In addition, if any such transaction or series of related transactions involves payments in excess of $1,000,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof involving payments in excess of $1,000,000 are described on Disclosure Schedule (6.4(a)).

                  (b) Except for existing lending transactions with employees described on Disclosure Schedule (6.4(b)), no Credit Party shall enter into any lending transaction with any employees or directors of any Credit Party, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and stock option financing up to a maximum of $1,000,000 in the aggregate at any one time outstanding.

                  6.5 Business. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

                  6.6 Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) the Guaranties; (b) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party; (c) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party to the extent that the primary obligation is permitted under
Section 6.3; (d) guarantees of employees' credit or charge card liabilities incurred in the ordinary course of business, provided that the aggregate guaranteed amount for all such guarantees does not at any time exceed $500,000; and (e) (i) guarantees by Credit Parties of real property leases of other Credit Parties, (ii) guarantees by Credit Parties of real property leases of Subsidiaries (other than Credit Parties) in the ordinary course of business, provided, that the aggregate guaranteed amount for all such guarantees does not at any time exceed $5,000,000, and (iii) guarantees by Credit Parties of real property leases of Subsidiaries existing on the Closing Date and described on Disclosure Schedule (6.6).

                  6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) and, as to any Liens set forth on such Schedule securing Indebtedness permitted under Section 6.3, any Liens created in connection with any permitted refinancing of such Indebtedness under Section 6.3; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $5,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within one hundred and eighty (180) days following such purchase and does not exceed 100% of the purchase price of the subject assets); (d) Liens on any assets of PST Products, Inc. (other than the Stock of its Subsidiaries); (e) Liens on any assets of Knowledgeable Healthcare Solutions, Inc. used exclusively in the Application Software Business Division; and (f) other Liens securing Indebtedness not exceeding $300,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Collateral.

                  6.8 Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than
(a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $500,000 in the aggregate in any Fiscal Year, (c) to the extent set forth on Disclosure Schedule 6.8, the sale of certain real estate and related assets described therein, (d) the consummation of sale-leasebacks and synthetic leases permitted under Section 6.12, (e) the transfer of assets from one Credit Party to another Credit Party,
(f) investments permitted pursuant to Section 6.2, (g) the issuance of Stock of a Subsidiary of a Credit Party to any other Credit Party or the issuance of Stock of a Subsidiary of a Credit Party pro rata to all of its holders in a manner that does not dilute the Stock of such Credit Party, (h) the issuance of Stock of a Subsidiary of a Credit Party to officers, employee or directors pursuant to an employee stock purchase plan or similar employee benefit plan or arrangement in the ordinary course of business and (i) the sale, transfer, conveyance or other disposition by a Credit Party of other Equipment and Fixtures having a value not exceeding $1,500,000 in the aggregate in any Fiscal Year. With


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

respect to any disposition of assets or other properties permitted pursuant to clause (b) through clause (i) above, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

                  6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

                  6.10 Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex G.

                  6.11 Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) materially violate or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise materially and adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

                  6.12     Sale-Leasebacks. Except as set forth on Disclosure
Schedule 6.12, no Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

                  6.13 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and Credit Parties to the extent permitted by Section 6.3 above, (b) dividends and distributions by Subsidiaries of Credit Parties paid to Credit Parties, (c) loans permitted under Section 6.4(b) above, (d) any offer of redemption with respect to the Senior Unsecured Debt relating to asset sales consummated prior to the Closing Date to the extent and only to the extent such offer is required to be made by Borrower pursuant to the terms of the Senior Unsecured Notes; (e) prepayments of Indebtedness (including the Senior Unsecured Debt) with the proceeds of any refinancing of such Indebtedness permitted pursuant to Section 6.3; (f) the repurchase, redemption, or other acquisition or retirement for value of any Stock of any Credit Party held by any director, officer or employee of such Credit Party pursuant to any director, officer or employee equity subscription agreement, stock option agreement, employment agreement or employee benefit plan or similar plan or arrangement in amount not to exceed $1,000,000 in any Fiscal Year; and (g) repurchases of Stock deemed to occur upon the exercise of stock options or warrants upon the surrender of Stock to pay the exercise price and any applicable taxes with respect to such stock options or warrants.

                  6.14 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is


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

held or stored, or the location of its records concerning the Collateral, in any case without at least ten (10) days prior written notice to Agent, provided that any such new location shall be in the United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent. No Credit Party shall change its Fiscal Year.

                  6.15 No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower other than agreements, instruments, indentures or obligations executed in connection with (a) the Senior Unsecured Debt (and any permitted refinancing thereof under Section 6.3), (b) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and (c) the transactions described on Disclosure Schedule (6.15).

                  6.16 Changes Relating to Senior Unsecured Debt. No Credit Party shall change or amend the terms of any Senior Unsecured Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Senior Unsecured Debt; (b) change the dates upon which payments of principal or interest are due on such Senior Unsecured Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein; (d) change the redemption or prepayment provisions of such Senior Unsecured Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Senior Unsecured Debt; or (f) change, add or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Senior Unsecured Debt in a manner adverse to any Credit Party, Agent or any Lender.

7.       TERM

                  7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Revolving Loans and all other Obligations shall be automatically due and payable in full on such date.

                  7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Revolving Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants,


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

warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.14 and 1.15, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES

                  8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Borrower (i) fails to make any payment of principal of the Revolving Loans when due and payable (ii) fails to make any payment of interest on, or Fees owing in respect of the Revolving Loans or any other Obligation within five (5) Business Days of the due date thereof, or (iii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within thirty day (30) days following Agent's demand for such reimbursement or payment of expenses.

                  (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Section 1.7, Section 5.13 or Section 6, or any of the provisions set forth in Annex G.

                  (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for five (5) Business Days or more.

                  (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which the Agent or any Lender notifies Borrower of any such failure or neglect and (ii) the date on which any Responsible Officer of any Credit Party obtains knowledge of, or reasonably should have obtained knowledge of any such failure or neglect.

                  (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $1,000,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised, by such holder or trustee.

                  (f) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.


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

                  (g) Assets of any Credit Party with a fair market value of $1,000,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for sixty (60) days or more.

                  (h) A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                  (i) Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, or (iv) shall take any corporate action in furtherance of any of the foregoing, or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

                  (j) A final judgment or judgments for the payment of money in excess of $1,000,000 (in excess of amounts covered by insurance) in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

                  (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (l)      Any Change of Control shall occur.

                  (m) Any "Event of Default" (as such term is defined in the Senior Unsecured Notes) occurs, is continuing and has not been waived by the requisite holders of the Senior Unsecured Notes.


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

                  8.2 Remedies. If any Event of Default shall have occurred and be continuing, or if a Default shall have occurred and be continuing and Agent or Requisite Lenders shall have determined not to make any Revolving Credit Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to further Revolving Credit Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Revolving Credit Advances and Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Revolving Loans and the Letter of Credit Fees to the Default Rate.

                  (a) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate the Revolving Loan facility with respect to further Revolving Credit Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Revolving Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

                  8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives:
(a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

                  9.1      Assignment and Participations.

                  (a) Any assignment by a Lender shall (i) require the consent of Agent and, if no Default or Event of Default exists, the Borrower (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "Assignment Agreement"


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

substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Revolving Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Revolving Loan Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Loan Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Revolving Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Revolving Loan Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower (if the Borrower's consent to such assignment was not required pursuant to this Section 9.1(a)) and Borrower shall, upon the request of Agent or such Lender, execute new Revolving Notes in exchange for the Revolving Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                  (b) Any participation by a Lender of all or any part of its Revolving Loan Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Revolving Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Revolving Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Section 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Revolving Loans, the Revolving Notes or other Obligations owed to such Lender.

                  (d) Subject to the Borrower's right to consent in accordance with Section 9.1(a), each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this
Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in
Section 3.4(b).

                  (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

                  (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Revolving Loans or Revolving Loan Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

                  9.2 Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

                  If Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document,
(b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.

                  9.3 Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Revolving Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  9.4 GE Capital and Affiliates. With respect to its Revolving Loan Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account


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

therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding interests in the Revolving Loans and GE Capital as Agent.

                  9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Revolving Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

                  9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

                  9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Revolving Note is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Revolving Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower and each Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Revolving Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Revolving Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

                  9.9 Revolving Credit Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

                  (a)      Revolving Credit Advances; Payments.


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

                           (i) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with respect to the Revolving Loans (each, a "Settlement Date"), Agent will advise each Lender by telephone, telecopy or facsimile of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Revolving Loan. Provided that such Lender has funded all payments and Revolving Credit Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of that Lender on the Revolving Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Revolving Credit Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 1:00 p.m. (New York time) on the next Business Day following each Settlement Date.

                  (b) Availability of Lender's Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Revolving Credit Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Revolving Credit Advance until reimbursed by the applicable Lender.

                  (c)      Return of Payments.

                           (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                           (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                  (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Revolving Credit Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Revolving Credit Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Lender" (or be included in the calculation of "Requisite Lenders", "Requisite Lenders" or "Supermajority Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

                  (e) Dissemination of Information. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

                  (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Revolving Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Revolving Notes shall be taken in concert and at the direction or with the consent of Agent.

10.      SUCCESSORS AND ASSIGNS

                  10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

                  11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter and/or fee letter (other than the GE Capital Fee Letter) between any Credit Party and Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

                  11.2     Amendments and Waivers.

                  (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Revolving Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Borrowing Base, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Billed Accounts set forth in Section 1.6, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Revolving Credit Advance or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Revolving Credit Advances or Letter of Credit Obligations pursuant to Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Revolving Credit Advances or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower.

                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Revolving Loan Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Revolving Credit Advances or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Revolving Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents; (vi) change the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Revolving Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Revolving Note shall be effective without the written concurrence of the holder of that Revolving Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances unless otherwise required. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Revolving Notes at the time outstanding and each future holder of the Revolving Notes.

                  (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                           (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clauses (ii) and (iii) below being referred to as a "Non-Consenting Lender"), or

                           (ii) requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained, or

                           (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower's request Agent, or a Person acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Revolving Loan Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Revolving Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.12) and termination of the Revolving Loan Commitments and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

                  11.3 Fees and Expenses. Borrower shall reimburse Agent for all out-of-pocket expenses actually incurred by Agent in connection with the preparation of the Loan Documents (including the reasonable fees and expenses actually incurred of all of its special loan counsel (other than internal counsel), advisors, consultants and auditors retained in connection with the Loan Documents and advice in connection therewith). Borrower shall reimburse Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                  (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Revolving Loans;

                  (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Revolving Loans made pursuant hereto or its rights hereunder or thereunder;

                  (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Revolving Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (d) any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Revolving Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (e) any work-out or restructuring of the Revolving Loans during the pendency of one or more Events of Default;

                  (f) efforts to (i) monitor the Revolving Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees actually incurred and arising from such services, including those in connection with any appellate proceedings; and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrower to Agent. The Borrower shall, at its request, be entitled to review, and make inquiries regarding, a detailed statement for any out-of-pocket expenses the Borrower is obligated to pay hereunder prior to it becoming so obligated to pay such expenses and/or prior to the Lender offsetting monies to pay such expenses. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                  11.4 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

                  11.5 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

                  11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                  11.8 Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Revolving Loans and the Revolving Loan Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advise of Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender.

                  11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN FULTON COUNTY, GEORGIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF FULTON COUNTY, GEORGIA AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH


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


JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                  11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL

LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                  11.14 Press Releases. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower's consent which shall not be unreasonably withheld or delayed.

                  11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

                  11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      [Remainder of page intentionally blank; next page is signature page]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                           PER-SE TECHNOLOGIES, INC., as Borrower


                           By:
                               ----------------------------------
                           Name:    Chris E. Perkins
                           Title:   Executive Vice President and
                                    Chief Financial Officer



                           GENERAL ELECTRIC CAPITAL
                           CORPORATION, as Agent and Lender


                           By:
                               ----------------------------------
                           Name:
                           Title:




                      [Signature Page to Credit Agreement]

                  The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

PER-SE TRANSACTION SERVICES, INC.              HEALTH DATA SERVICES, INC.


By:                                            By:
   --------------------------------------         -----------------------------------
Name:     Chris E. Perkins                     Name:    Chris E. Perkins
Title:    Executive Vice President and         Title:   Executive Vice President and
          Chief Financial Officer                       Chief Financial Officer

PATIENT ACCOUNT MANAGEMENT SERVICES, INC.      PST SERVICES, INC.



By:                                            By:
   --------------------------------------         -----------------------------------
Name:    Chris E. Perkins                      Name:    Chris E. Perkins
Title:   Executive Vice President and          Title:   Executive Vice President and
         Chief Financial Officer                        Chief Financial Officer


                      [Signature Page to Credit Agreement]

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

                  Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

                  "Account Debtor" shall mean any Person that is obligated to any Credit Party under, with respect to, or on account of, an Account.

                  "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "Accounts Receivable Management Agreement" means an agreement between any Borrowing Base Party and a Borrowing Base Party Customer pursuant to which, among other things, the Borrowing Base Party is authorized by the Borrowing Base Party Customer to perform services on behalf of the Borrowing Base Party Customer.

                  "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors (or Persons performing similar functions) of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

                  "Agent" shall mean GE Capital or its successor appointed pursuant to Section 9.7.

                  "Agreement" shall mean the Credit Agreement by and among Borrower, the other Credit Parties named therein, GE Capital, as Agent and Lender and the other Lenders signatory from time to time to the Agreement.

                  "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

                  "Applicable L/C Margin" shall mean the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

                  "Applicable Margins" means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin.

                  "Applicable Revolver Index Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to
Section 1.5(a) of the Agreement.

                  "Applicable Revolver LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

                  "Applicable Unused Line Fee Margin" shall mean the per annum fee, from time to time in effect, payable in respect to Borrower's non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to Section 1.5(a).

                  "Application Software Business Division" shall have the meaning assigned to such term on Disclosure Schedule (Annex A) - Definition of Application Software Business Division.

                  "Assignment Agreement" shall have the meaning assigned to it in Section 9.1(a).

                  "Billed Account" shall mean an Account of any Borrowing Base Party in which: (a) a Borrowing Base Party Customer is the Account Debtor and
(b) the Borrowing Base Party has invoiced the Borrowing Base Party Customer for all amounts payable to the Borrowing Base Party in respect of such Account and, with respect to any collection services, has notified the Borrowing Base Party Customer of the collected amount of such Borrowing Base Party Customer's accounts receivable. Notwithstanding the foregoing, Billed Accounts shall not include any Account of any Borrowing Base Party arising from either the Emergency Physician Services Business or the Application Software Business Division.

                  "Borrower" shall have the meaning assigned thereto in the recitals to the Agreement.

                  "Borrower Accounts" shall have the meaning assigned to it in Annex C.

                  "Borrower Pledge Agreement" shall mean the Pledge Agreement of even date herewith executed by Borrower in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

                  "Borrower Security Agreement" shall mean the Borrower Security Agreement of even date herewith entered into among Agent, on behalf of itself and Lenders.

                  "Borrowing Availability" shall have the meaning assigned to it in Section 1.1(a)(i).

                  "Borrowing Base" shall mean, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

                  (a) eighty-five percent (85%) of the book value of the Borrowing Base Parties' Eligible Billed Accounts which have been outstanding 90 days or less from the date of billing of such Billed Accounts, less any Reserves established by Agent; and

                  (b) fifty percent (50%) of the book value of the Borrowing Base Parties' Billed Accounts which have been outstanding more than 90 days (but less than 121 days) from the date of billing of such Billed Accounts, less any Reserves established by Agent.

                  "Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as Exhibit 4.1(b).

                  "Borrowing Base Party" shall mean the (a) Borrower, (b) Per-Se Transaction Services, Inc., an Indiana corporation, (c) Health Data Services, Inc., an Ohio corporation, (d) Patient Account Management Services, Inc., an Ohio corporation, (e) PST Services, Inc., a Georgia corporation, and (f) upon the prior written consent of Agent and Requisite Lenders, which consent may be granted or withheld in their sole discretion, any other domestic Subsidiary of any Credit Party (other than a Subsidiary of an Existing Non-Credit Party Subsidiary) that is acquired or created after the Closing Date, provided that all of the Collateral Documents, instruments and agreements required by Section
5.11 hereof have been duly executed and delivered by Borrower and such Subsidiary to Agent.

                  "Borrowing Base Party Customer" shall mean any Person that (a) is duly licensed or otherwise authorized by an appropriate Government Authority to the extent required by applicable law, including any group, association or combination of such Persons, (b) is a party to an Accounts Receivable Management Agreement, and (c) (i) is a Medical Services Provider, or (ii) provides services to a Medical Services Provider, or (iii) provides products to the Persons described in clauses (i) and (ii) of this definition to aid in effectuating or to effectuate payment to such Persons for services rendered an individual, or
(iv) solely in the case of the e-Health segment of Borrowing Base Parties' business, makes payment to or is obligated to make payment to Persons described under clauses (i) and (ii), directly or indirectly on behalf of any individual receiving services from such Persons.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois or New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP. Without limiting the foregoing, Capital Expenditures shall be deemed to include, with respect to any Person, all software development costs incurred by such Person during any measuring period to the extent that such costs are capitalized.

                  "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "Cash Management Systems" shall have the meaning assigned to it in Section 1.8.

                  "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 35% or more of the issued and outstanding shares of capital Stock having the right to vote for the election of directors of Borrower under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) unless otherwise permitted herein, the Borrower shall cease to own and control the lesser of: (i) all of the economic and voting rights associated with all of the outstanding capital Stock of each of its Subsidiaries (direct or indirect) and (ii) all of the economic and voting rights associated with that percentage of the outstanding capital Stock of each of its Subsidiaries (direct or indirect) owned by Borrower on the Closing Date.

                  "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

                  "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Closing Date" shall mean April 6, 2001.

                  "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Georgia; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Georgia, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Collateral" shall mean the property covered by the Security Agreements, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

                  "Collateral Documents" shall mean the Security Agreements, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreement, the Intellectual Property Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

                  "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex F.

                  "Collection Account" shall mean that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York or such other account as Agent shall specify.

                  "Commitment Termination Date" shall mean the earliest of (a) October 6, 2004 or the extension thereof pursuant to Section 1.17, (b) the date of termination of Lenders' obligations to make Revolving Credit Advances and/or incur Letter of Credit Obligations or permit existing Revolving Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Revolving Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment to zero dollars ($0).

                  "Compliance Certificate" shall have the meaning assigned to it in Annex E.

                  "Concentration Account" shall have the meaning assigned to it in Annex C.

                  "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

                  "Control Letter" means a letter agreement between Agent and
(i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

                  "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

                  "Copyrights" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                  "Credit Parties" shall mean Borrower, each Person identified as a "Credit Party" on the signature pages of this Agreement and each of the foregoing Persons' respective domestic Subsidiaries. Notwithstanding the foregoing, "Credit Parties" shall not include any of the following: (a) PST Products, Inc., a California corporation, (b) Knowledgeable Healthcare Solutions, Inc., an Alabama corporation, (c) IIH, LLC, a Delaware limited liability company (so long as it continues to remain a non-operating corporation), (d) Imonics Corporation, a Georgia corporation (so long as it continues to remain a non-operating corporation), and (e) any Foreign Subsidiary.

                  "Days Sales Outstanding" shall mean, with respect to the Borrowing Base Parties, as of the end of any Fiscal Month (the "Testing Month"), the amount obtained by dividing (a) the average of the ending accounts receivable balance for the six month period ending with the Testing Month by (b) the product of (i) the sum of the monthly revenue for the six month period ending with the Testing Month by (ii) 180 days.

                  "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" shall have the meaning assigned to it in
Section 1.5(d).

                  "Disbursement Accounts" shall have the meaning assigned to it on Annex C.

                  "Disclosure Schedules" shall mean the Schedules prepared by Borrower and denominated as Disclosure Schedules 1.4 through 6.8 in the Index to the Agreement.

                  "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Dollars" or "$" shall mean lawful currency of the United States of America.

                  "Earn-Out Obligation" means any obligation of any Person (fixed or contingent) to make any payment (in cash or other consideration) with respect to any acquisition of all or a portion of the stock or assets of any Person, the amount of which payment is calculated on the basis of, or by reference to, financial or other performance of the business or assets acquired, or any other similar payment.

                  "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (or any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus
(d) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, accounting change made in accordance with GAAP or settlement of legal matters disclosed in the Borrower's SEC filings, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (2) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (3) any write-up or write-down of any asset; (4) any net gain from the collection of the proceeds of life insurance policies; (5) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such

Person, and (6) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

                  "E-Health Cash Velocity" shall mean, with respect to the Borrowing Base Party, as at the end of any Fiscal Month (the "Testing Month"), that percentage obtained by dividing (a) the actual amount collected related to revenue reported solely from the e-Health segment of Borrowing Base Parties' business (excluding any accounts receivable arising from the Application Software Business Division or the Emergency Physician Services Business and excluding any accounts receivable derived from sales or services rendered by any Borrowing Base Party to any other Borrowing Base Party or Subsidiary thereof) for the six Fiscal Months ending with the end of the Testing Month by (b) the amount of revenue recorded arising solely from the e-Health segment of Borrowing Base Parties' business (excluding any revenue arising from the Application Software Business Division or the Emergency Physician Services Business and excluding any revenue derived from sales or services rendered by any Borrowing Base Party to any other Borrowing Base Party or Subsidiary thereof) that was first recorded in the six Fiscal Months ending with the end of the Fiscal Month two months prior to the Testing Month (less any write offs of such revenue in the six Fiscal Months ending with the Fiscal Month two months prior to the Testing Month).

                  "Eligible Billed Accounts" shall have the meaning assigned to it in Section 1.6 of the Agreement.

                  "Emergency Physician Services Business" shall have the meaning assigned to such term on Disclosure Schedule (Annex A) - Definition of Emergency Physician Services Business.

                  "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss.ss.9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. ss.ss.5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss.136 et seq.); the Solid Waste Disposal Act (42 U.S.C. ss.ss. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. ss.ss.2601 et seq.); the Clean Air Act (42 U.S.C. ss.ss.7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. ss.ss.1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. ss.ss.651 et seq.); and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities" shall mean, with respect to any Person, all material liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

                  "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                  "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or
(j) the termination of a Plan described in Section 4064 of ERISA.

                  "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

                  "Event of Default" shall have the meaning assigned to it in
Section 8.1.

                  "Executive Officer" shall mean any of the chief executive officer, chief financial officer or general counsel of the Borrower.

                  "Existing Non-Credit Party Subsidiaries" shall mean, collectively, PST Products, Inc., a California corporation, Per-Se Technologies, Limited, a United Kingdom corporation, Per-Se Technologies Australia Pty Limited, an Australian corporation, Health Data Sciences, Ltd., an Ontario corporation, Knowledgeable Healthcare Solutions, Inc., an Alabama corporation, Imonics GmbH, a German corporation and Bertelsmann-Imonics GmbH & Co., a German corporation.

                  "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Fees" shall mean any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

                  "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 of the Agreement and Annex E to the Agreement.

                  "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

                  "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30, and December 31 of each year.

                  "Fiscal Year" shall mean any of the annual accounting periods of Borrower ending on December 31 of each year.

                  "Fixed Charges" shall mean, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period plus (b) scheduled payments of principal with respect to Indebtedness during such period plus (c) the amount of any Earn-Out Obligations paid in cash during such period.

                  "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of (a) EBITDA minus (i) Capital Expenditures (other than those financed with the proceeds of (A) Purchase Money Equity, Capital Lease Obligations permitted hereunder, equipment financing permitted hereunder, and (B) the proceeds of issuances of Stock of Borrower, the proceeds of sales of assets permitted hereunder and the proceeds of asset sales consummated prior to the Closing Date, in each case, to the extent and only to the extent that the use of such proceeds to make such Capital Expenditures was not prohibited hereunder and such proceeds were used to make such Capital Expenditures within 180 days of receipt by such Person of such proceeds (or in the case of any proceeds derived from asset sales occurring prior to the Closing Date and which are described on Disclosure Schedule 1.3(b), within 360 days of receipt by such Person of such proceeds), and (ii) cash taxes to (b) Fixed Charges.

                  "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

                  "Foreign Subsidiary" shall mean any Subsidiary that is not organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

                  "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

                  "GE Capital Fee Letter" shall mean that certain letter, of even date herewith, between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital.

                  "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person
(a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                  "Guaranties" shall mean, collectively, the Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

                  "Guarantors" shall mean any Person (other than Borrower) who executes this Agreement as a "Credit Party", each Subsidiary of Borrower or any Credit Party (other than Foreign Subsidiaries and those entities specifically excluded from the definition of "Credit Party"), and each other Person, if any, which executes a guarantee or other similar agreement in favor of Agent in connection with the transactions contemplated by the Agreement and the other Loan Documents.

                  "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

                  "Indebtedness" of any Person shall mean without duplication
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any Hedging Obligations, (h) all equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (i) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (j) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (k) the Obligations.

                  "Indemnified Liabilities" shall have the meaning assigned to it in Section 1.13.

                  "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                  "Index Rate Loan" shall mean a Revolving Loan or portion thereof bearing interest by reference to the Index Rate.

                  "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

                  "Intellectual Property Security Agreements" shall mean collectively (i) the Intellectual Property Security Agreement by Borrower in favor of Agent, on behalf of itself and Lenders; (ii) the Intellectual Property Security Agreement by Health Data Services, Inc. in favor of Agent, on behalf of itself and Lenders; and (ii) the Intellectual Property Security Agreement by Per-Se Transaction Services, Inc. in favor of Agent, on behalf of itself and Lenders, in each case, as amended, restated, supplemented, or otherwise modified from time to time.

                  "Intercompany Notes" shall have the meaning assigned to it in
Section 6.3.

                  "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

                  "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Revolving Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; and provided that, in addition to the foregoing, each of (x) the date upon which all of the Revolving Loan Commitments have been terminated and the Revolving Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

                  "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                  "Investment" in any Person shall mean (a) the acquisition of Stock of such Person; (b) any advance, loan or other extension of credit to, such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person (other than Accounts incurred in the ordinary course of business).

                  "Investment Property" shall have the meaning ascribed thereto in Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "IRS" shall mean the Internal Revenue Service, or any successor thereto.

                  "L/C Issuer" shall have the meaning assigned to such term in Annex B.

                  "Lenders" shall mean GE Capital, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

                  "Letter of Credit Fee" has the meaning ascribed thereto in Annex B.

                  "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Agent or purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Lenders thereupon or pursuant thereto.

                  "Letters of Credit" shall mean commercial or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

                  "Leverage Ratio" shall mean, with respect to Borrower, on a consolidated basis, the ratio of (a) Indebtedness as of any date of determination, to (b) EBITDA for the twelve months ending on that date of determination. For purposes of calculating the Leverage Ratio (i) EBITDA shall include, without duplication, pro form EBITDA of any Target acquired pursuant to a Permitted Acquisition (or an acquisition otherwise approved in writing by the Requisite Lenders) during the twelve months ending on that date of determination to the extent and only to the extent agreed upon by Borrower and Agent, and (ii) Indebtedness shall not include any reimbursement obligations with respect to any outstanding letter of credit to the extent and only to the extent that such reimbursement obligations have been fully cash collateralized by the applicable Credit Party or Subsidiary account party.

                  "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

                  "LIBOR Loan" shall mean a Revolving Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

                  "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in Section 1.5(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

                  (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such LIBOR Loan; and

                  (e) Borrower shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

                  "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System.

                  If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

                  "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                  "Litigation" shall have the meaning assigned to it in Section 3.13.

                  "Loan Account" shall have the meaning assigned to it in
Section 1.12.

                  "Loan Documents" shall mean the Agreement, the Revolving Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or financial or other condition of the Credit Parties, taken as a whole, (b) Borrower's ability to pay any of the Revolving Loans or any of the other Obligations in accordance with the terms of the Agreement or any Guarantor's ability to honor any of its obligations under its Guaranty (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

                  "Maximum Amount" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment of all Lenders.

                  "Medical Services Provider" shall mean any Person who provides medical, technical or other services designed to diagnosis, treat, aid in the diagnosis and/or treatment of or otherwise impact the health status of an individual.

                  "Mortgaged Properties" shall mean any real property acquired by any Credit Party on or after the Closing Date.

                  "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent, as amended, restated, supplemented, or otherwise modified from time to time.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Net Borrowing Availability" shall mean as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case less the sum of the Revolving Loan then outstanding.

                  "Non-Funding Lender" shall have the meaning assigned to it in
Section 9.9(a)(ii).

                  "Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.5(e).

                  "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

                  "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, all arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

                  "Patent Security Agreements" shall mean the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

                  "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

                  "Patents" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) leases or subleases granted to others not interfering in any material respect with the business of any Credit Party, (j) any interest of title of a lessor under, and Liens arising from UCC financing statements relating to leases not prohibited by this Agreement, (k) Liens in favor of any Credit Party, provided that such liens are expressly subordinated to the Liens in favor of the Agent on terms satisfactory to the Agent and the Lenders; (l) Liens on the property of a Person existing at the time the Stock of such Person or the assets of such Person were acquired provided that (i) the acquisition of the Stock or assets of such Person was permitted pursuant to Section 6.1, (ii) such Liens were not incurred in contemplation of such acquisition and do not extend to any assets other than those of the Person; (m) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders; (n) Liens expressly permitted under clauses (b),(c) and (d) of Section 6.7 of the Agreement and (o) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

                  "Permitted Joint Ventures" shall mean a Person: (i) that is not, and after giving effect to any Investment by any Credit Party in such Person would not be, a Subsidiary of Borrower or any of its Subsidiaries, (ii) is engaged in a business of the type in engaged in by the Borrower and its Subsidiaries on the Closing Date or reasonably related thereto (iii) is subject to no provision in its organizational documents or any contract to which it is a party that restricts the payment of dividends from such entity to the Borrower or any of its wholly-owned Subsidiaries that owns the Stock of such Permitted Joint Venture other than agreements, instruments, or indentures executed in connection with (x) the Senior Unsecured Debt (and any permitted refinancing thereof under Section 6.3), (y) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and (z) the transactions described on Disclosure Schedule (6.15), (iv) for which none of the Credit Parties has any liability for such Person's Indebtedness, and (v) with respect to which none of the Credit Parties has incurred any Guaranteed Indebtedness.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Physician Services Cash Velocity" shall mean, with respect to the Borrowing Base Parties, as at the end of any Fiscal Month (the "Testing Month"), that percentage obtained by dividing (a) the actual amount collected related to revenue reported solely from the Physician Services segment of Borrowing Base Parties' business (excluding any accounts receivable arising from the Application Software Business Division or the Emergency Physician Services Business and excluding any accounts receivable derived from sales or services rendered by any Borrowing Base Party to any other Borrowing Base Party or Subsidiary thereof) for the six Fiscal Months ending with the end of the Testing Month by (b) the amount of revenue recorded arising solely from the Physician Services segment of Borrowing Base Parties' business (excluding any revenue arising from the Application Software Business Division or the Emergency Physician Services Business and excluding any revenue derived from sales or services rendered by any Borrowing Base Party to any other Borrowing Base Party or Subsidiary thereof) that was first recorded in the six Fiscal Months ending with the end of the Fiscal Month two months prior to the Testing Month (less any write offs of such revenue in the six Fiscal Months ending with the Fiscal Month two months prior to the Testing Month).

                  "Plan" shall mean, at any time, all Title IV Plans, Multiemployer Plans, ESOPS and Retiree Welfare Plans, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

                  "Pledge Agreements" shall mean the Borrower Pledge Agreement and any other pledge agreement entered into on or after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document) as amended, restated, supplemented, or otherwise modified from time to time.

                  "Post-Closing Event" shall mean the date upon which each of the following conditions have been satisfied:

                  (a) no Default or Event of Default has occurred or is continuing; and

                  (b) Borrower has complied fully with all of its obligations under Section 5.13.

                  "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "Projections" means Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrower.

                  "Pro Rata Share" shall mean with respect to all matters relating to any Lender, the percentage obtained by dividing (i) the Revolving Loan Commitment of such Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders.

                  "Public Offering" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

                  "Purchase Money Equity" means Stock (other than Stock that constitutes Indebtedness) issued by any Credit Party or any of its Subsidiaries to any Person other than a Credit Party or any Subsidiary of a Credit Party or any Person directly or indirectly controlled by a Credit Party or in which any Credit Party or any Subsidiary of any Credit Party has an ownership interest, to the extent the proceeds thereof are applied to purchase, construct or develop a fixed asset, or to replace funds previously used by the Credit Parties to purchase, construct or develop a fixed asset, provided that, (i) such securities are issued and sold (and such proceeds are received) within 90 days of such purchase, construction or acquisition and (ii) the proceeds thereof are at the time of issuance specifically earmarked for such purpose by the Credit Parties in a written notice to the Agent.

                  "Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

                  "Real Estate" shall have the meaning assigned to it in Section 3.6.

                  "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of a reportable quantity of a Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the outdoor air, soil, surface water, ground water or property.

                  "Requisite Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Revolving Loans.

                  "Reserves" shall mean reserves against Eligible Billed Accounts or Borrowing Availability which Agent may, in its reasonable credit judgment, establish from time to time.

                  "Responsible Officer" shall mean, with respect to any Person, the chief executive officer, president, chief financial officer, chief operating officer, general counsel, chief accounting officer, controller or treasurer of such Person.

                  "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) (i) any prepayment of principal and any redemption, purchase, retirement, defeasance, or similar payment and any claim for rescission with respect to the Senior Unsecured Debt, prior to its stated maturity as set forth in the Senior Unsecured Notes as in effect on the date hereof, and (ii) any payment of premium, interest, fees or other charges prior to the date fixed for payment therefore as set forth in the Senior Unsecured Notes as in effect on the date hereof; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person other than payment of compensation to stockholders who are employees or directors of such Person; and (f) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

                  "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(1) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC.

                  "Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a)(i).

                  "Revolving Loan" shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

                  "Revolving Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances and/or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances and/or incur Letter of Credit Obligations, which aggregate commitment shall be Fifty Million Dollars ($50,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "Revolving Note" shall have the meaning assigned to it in
Section 1.1(a)(ii).

                  "Security Agreements" shall mean collectively (i) the Borrower Security Agreement of even date herewith entered into among Agent, on behalf of itself and Lenders, and (ii) the Subsidiary Security Agreement of even date herewith entered into among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto, in each case, as amended, restated, supplemented, or otherwise modified from time to time.

                  "Senior Unsecured Debt" shall mean the Indebtedness of Borrower and certain of its Subsidiaries evidenced by the Senior Unsecured Notes and any Guarantee Obligations related thereto and any Indebtedness incurred pursuant to a permitted refinancing thereof under Section 6.3.

                  "Senior Unsecured Notes" shall mean those certain 9 1/2% Senior Notes due February 15, 2005 issued by the Borrower in an aggregate original principal amount of $175,000,000, together with that certain Indenture dated as of February 20, 1998, by and between the Borrower, the subsidiary guarantors named therein and State Street Bank and Trust Company, as Trustee and the other documents and instruments executed in connection therewith and any amendment, modification or restatement thereof.

                  "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company or other legal entity in which such Person and/or one or more Subsidiaries of such Person shall have an voting equity interest of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

                  "Subsidiary Guaranty" shall mean the Subsidiary Guaranty of even date herewith executed by certain Subsidiaries of Borrower in favor of Agent, on behalf of itself and Lenders.

                  "Subsidiary Security Agreement" shall mean the Subsidiary Security Agreement of even date herewith entered into among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto, as amended, restated, supplemented, or otherwise modified from time to time.

                  "Supermajority Lenders" shall mean (a) Lenders having eighty percent (80%) or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Revolving Credit Advances and Letter of Credit Obligations.

                  "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof.

                  "Termination Date" shall mean the date on which the Revolving Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with Annex B, and Borrower shall not have any further right to borrow any monies under the Agreement.

                  "Third-Party Payor" shall mean any Person that is potentially liable for payment of all or a portion of the services rendered by a Medical Services Provider to a patient. Third-Party Payors shall include, without limitation, Medicare, Medicaid and other public and private health insurance providers, health maintenance organizations and preferred provider organizations.

                  "Title IV Plan" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

                  "Trademarks" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                  "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

                  All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Georgia to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (SECTION 1.2)
                                       TO
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

                  (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent and Borrower (each, an "L/C Issuer")) for Borrower's account and guaranteed by Agent; provided, however, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Ten Million Dollars ($10,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an initial expiry date which is later than the Commitment Termination Date (provided, that any Letter of Credit may contain customary and automatic renewal provisions).

                  (b)(i) Revolving Credit Advances Automatic; Participations. In the event that Agent or any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender's Pro Rata Share of any such payment.

                           (ii)     If it shall be illegal or unlawful for
Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Lender, then (i) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of

Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

                  (c) Cash Collateral. If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the benefit of Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to the sum of (i) 100% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding plus (ii) an amount equal to all of the fees or other charges due and payable or to become due and payable to Agent or Lenders in connection with such outstanding Letter of Credit as estimated by the Agent, provided that such estimate shall be conclusive and binding upon the Credit Parties absent manifest error. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

                  If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to the sum of (i) 100% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate, plus (ii) an amount equal to all of the fees or other charges due and payable or to become due and payable to Agent or Lenders in connection with such outstanding Letter of Credit as estimated by the Agent, provided that such estimate shall be conclusive and binding upon the Credit Parties absent manifest error, and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

                  From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

                  Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

                  (d) Fees and Expenses. Borrower agrees to pay to Agent for the benefit of Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all reasonable costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the first day of each calendar quarter. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer customarily charged by such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied and, to the extent not previously delivered to Agent, copies of all agreements between Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

                  (f) Obligation Absolute. The obligation of Borrower to reimburse Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                  (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                  (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

                  (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                  (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  (g) Indemnification; Nature of Lenders' Duties. (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees (other than allocated costs of internal counsel) actually incurred) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

                  (ii) As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any

Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

                  (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT


                             CASH MANAGEMENT SYSTEMS



         Each Credit Party shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

         (a) On or before the Closing Date and until the Termination Date, the Credit Parties shall establish lock boxes ("Lock Boxes") at one or more of the banks set forth on Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and deposit and cause their respective Subsidiaries (other than non-Credit Parties) to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box), provided however that deposits for payments in amounts up to but not exceeding $100,000 must be made no later than three (3) business days after the receipt thereof, into bank accounts in one or more Credit Parties' names or any such Subsidiary's name (other than any trust, refund, foreign, employee, client fiduciary or other similar accounts which are in such Credit Party or such Subsidiary's name, but benefit a third party which is not a Credit Party) (collectively, the "Borrower Accounts") at banks set forth on Disclosure Schedule (3.19) (each, a "Relationship Bank"). On or before the Closing Date, Borrower shall have established a concentration account in its name (the "Concentration Account") at the bank which shall be designated as the Concentration Account bank for Credit Parties on Disclosure Schedule (3.19) (the "Concentration Account Bank") which bank shall be satisfactory to Agent.

         (b) On or before the Closing Date, the Concentration Account Bank, each bank where a Disbursement Account is located and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and Credit Parties and Subsidiaries (other than non-Credit Parties) thereof, as applicable, in form and substance acceptable to Agent, which shall become operative upon the occurrence and during the continuance of a Default or Event of Default. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Borrower Accounts, the Disbursement Accounts and the Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the occurrence and during the continuance of a Default or Event of Default with respect to banks at which a Borrower Account is located, such bank agrees to forward immediately all amounts in each Borrower Account to the Concentration Account Bank and to commence the process of daily sweeps from such

Borrower Account into the Concentration Account. Credit Parties shall not, and shall not cause or permit any Subsidiary (other than non-Credit Parties) thereof to, accumulate or maintain any of their cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

         (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Borrower Account or to replace any Concentration Account or any Disbursement Account; provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the relevant Credit Party and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. Credit Parties shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty
(30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

         (d) The Lock Boxes, Borrower Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Revolving Loans and all other Obligations, and in which each Credit Party and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

         (e) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 of the Agreement and shall be applied (and allocated) by Agent in accordance with Section 1.11 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

         (f) Borrower may maintain, in its names, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.4.

         (g) From and after the occurrence of an Event of Default, each Credit Party shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Credit Party (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by any Credit Party or any such Related Person, and (ii) within one (1) Business Day after receipt by such Credit Party or any such Related Person of any checks, cash or other items or payment, deposit the same into a Borrower Account. Each Credit Party and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent and Lenders. From and after the occurrence of an Event of Default, all proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Borrower Accounts.

                            ANNEX D (SECTION 2.1(A))
                                       TO
                                CREDIT AGREEMENT


                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

         In addition to, and not in limitation of, the conditions described in
Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

         A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

         B. Revolving Notes. Duly executed originals of the Revolving Notes for each Lender, dated the Closing Date.

         C. Security Agreements. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

         D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect.

         E. Security Interests and Code Filings. (a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral other than Permitted Encumbrances.

         (b) Evidence satisfactory to Agent, including copies of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

         F. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

         G. Subsidiary Guaranty. Guaranty executed by and each Credit Party (other than Borrower) in favor of Agent, for the benefit of Lenders.

         H. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from Borrower, dated the Closing Date, reflecting information concerning Eligible Billed Accounts of the Borrowing Base Parties as of a date not more than thirty (30) days prior to the Closing Date.

         I. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

         J. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

         K. Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates in its state of incorporation and (c) good standing certificates and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

         L. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors (and, to the extent required for the execution or performance of the Loan Documents, its stockholders), approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

         M. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

         N. Opinions of Counsel. Duly executed originals of opinions of Alston & Bird LLP, counsel for the Credit Parties and Robert Jones, General Counsel to the Credit Parties, together with any local counsel opinions requested by Agent, each in form and substance satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

         O. Pledge Agreement. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

         P. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with Section 4.2, and a letter from such auditors acknowledging Lenders' reliance on the auditor's certification of past and future Financial Statements.

         Q.       Fee Letter. Duly executed originals of the GE Capital Fee
Letter.

         R. Officer's Certificate. Agent shall have received duly executed originals of a certificate of the Chief Executive Officer and Chief Financial Officer of Borrower, dated the Closing Date, stating that, since December 31, 2000 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower and its Subsidiaries, taken as a whole.

         S. Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to
Section 5.9.

         T. Audited Financials; Financial Condition. Credit Parties shall have provided Agent with its most recently prepared operating statements, a consolidated and consolidating balance sheet and statement of cash flows, Projections, and a Borrowing Base Certificate with respect to Credit Parties certified by the Chief Financial Officer of each Credit Party, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of each Credit Party, based on such Projections, to the effect that (a) Credit Parties will be Solvent upon the consummation of the transactions contemplated herein; (b) the Projections are based upon estimates and assumptions stated therein, all of which each Credit Party believes to be reasonable and fair in light of current conditions and current facts known to such Credit Party and, as of the Closing Date, reflect each Credit Party's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (c) containing such other statements with respect to the solvency of Credit Parties and matters related thereto as Agent shall reasonably request.

         U.       Concentration Account Agreement and Blocked Account
Agreements.

         (a) Duly executed Blocked Account Agreement, among Per-Se Transaction Services, Inc., the Agent and First Union National Bank, in form and substance satisfactory to Agent.

         (b) Duly executed Blocked Account Agreement, among Per-Se Transaction Services, Inc., the Agent and Bank One, in form and substance satisfactory to Agent.

         (c) Duly executed Blocked Account Agreement, among Per-Se Transaction Services, Inc., the Agent and American National Bank, in form and substance satisfactory to Agent.

         V. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

                            ANNEX E (SECTION 4.1(A))
                                       TO
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING


         Borrower shall deliver or cause to be delivered to Agent the following:

         (a) Monthly Financials. To Agent, within thirty (30) days after the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer, Chief Accounting Officer, Controller or Treasurer of Borrower, consisting of (i) consolidated unaudited balance sheets as of the close of such Fiscal Month setting forth in comparative form figures for the corresponding month and of the prior Fiscal Year and the related consolidated, unaudited statements of income and cash flow as of the close of such Fiscal Month and for that portion of the Fiscal Year ending as of the close of such Fiscal Month and (ii) consolidated unaudited statements of income for such Fiscal Month and for that portion of the Fiscal Year ending as of the close of such Fiscal Month, setting forth in comparative form (A) the figures for the corresponding periods in the prior year and (B) the Projections for the corresponding periods of the current Fiscal Year, (iii) consolidating unaudited statements of income for such Fiscal Month and for the portion of the Fiscal Year ending as of the close of such Fiscal Month, and (iv) consolidated unaudited statements of cash flows for the Borrower and unaudited statements of cash flows for each of its divisions setting forth in comparative form the figures for the corresponding periods in the prior year for such Fiscal Month and for such portion of the Fiscal Year, all prepared in accordance with GAAP (without notes and subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each financial covenant and collateral covenant set forth on Annex G as and when such financial covenants and collateral covenants are required to be tested as set forth on Annex G, and (B) the certification of the Chief Financial Officer, Chief Accounting Officer, Controller or Treasurer of Borrower that (i) such financial information presents fairly in accordance with GAAP (without notes and subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated and consolidating basis, as applicable, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

         (b) Operating Plan. To Agent, as soon as available, but not later than sixty (60) days after the end of each Fiscal Year, an annual operating plan for Borrower and its Subsidiaries, approved by the Board of Directors of Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit and cash flow projection, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including a summary of material assumptions for personnel, Capital Expenditures and facilities;

         (c) Annual Audited Financials. To Agent, no later than ninety (90) days after the end of each Fiscal Year unless the ninetieth day is not a business day, then the immediately following business day, audited Financial Statements for Borrower and its Subsidiaries on a consolidated and (unaudited) consolidating (for statements of income only) basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants and collateral covenants set forth on Annex G as and when such financial covenants are required to be tested as set forth on Annex G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

         (d) Management Letters. To Agent, within five (5) Business Days after receipt thereof by any Credit Party, copies of all final executed management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

         (e) Default Notices. To Agent, as soon as practicable, and in any event within five (5) Business Days after an Executive Officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic, facsimile or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

         (f) SEC Filings and Press Releases. To Agent, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

         (g) Senior Unsecured Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Senior Unsecured Debt or Stock of such Person, and, within two (2) Business Days after any Executive Officer obtains actual knowledge of any matured or unmatured event of default with respect to any Senior Unsecured Debt, notice of such event of default;

         (h) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6 of the Agreement;

         (i) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $1,000,000 (in excess of insurance),
(ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party,
(v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; or (vi) involves any product recall;

         (j) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4 of the Agreement;

         (k) Lease Default Notices. To Agent, copies of (i) any and all default notices received under or with respect to any leases relating to real property where any books and records relating to a material amount of Accounts of any Credit Party are maintained (including, without limitation, all records regarding billing of such Accounts), and (ii) such other notices or documents as Agent may request in its reasonable discretion; and

         (l) Lease Amendments. To Agent, copies of all material amendments to any leases relating to real property where any books and records relating to a material amount of Accounts of any Credit Party are maintained (including, without limitation, all records regarding billing of such Accounts).

         (m) Other Documents. To Agent, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, reasonably request.

                            ANNEX F (SECTION 4.1(B))
                                       TO
                                CREDIT AGREEMENT


                               COLLATERAL REPORTS


         Borrower shall deliver or cause to be delivered the following:

         (a) Prior to the earlier of the making of the initial Revolving Credit Advance or the initial issuance of a Letter of Credit, to Agent, and at any time a Revolving Loan is outstanding upon its reasonable request, and in no event less frequently than thirty (30) days after the end of each Fiscal Month a Borrowing Base Certificate with respect to the Borrowing Base Parties, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

         (b) At any time a Revolving Loan is outstanding, to Agent, as and when Agent may reasonably request from time to time, collateral reports with respect to Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

         (c) Borrower, at its own expense, shall deliver to Agent (or shall allow Agent to conduct, if Agent so elects) such appraisals and field audits of the Credit Parties' assets as Agent may request at any time; provided, however that, absent an Event of Default, Borrower will not be responsible for the cost of any appraisal or field audit performed by or at the request of Agent more than once every 12 months. All such appraisals and field audits are to be conducted by an appraisers/auditors, and in form and substance, satisfactory to Agent; and

         (d) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                  FINANCIAL COVENANTS AND COLLATERAL COVENANTS


FINANCIAL COVENANTS:

         Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

         (a) Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis, at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following:

                                                                        MINIMUM FIXED CHARGE
PERIOD                                                                     COVERAGE RATIO
--------------                                                          --------------------
March 31, 2001                                                              0.75 to 1.00

June 30, 2001                                                               0.75 to 1.00

September 30, 2001                                                          0.75 to 1.00

December 31, 2001 and for each Fiscal Quarter ending                        1.25 to 1.00
thereafter

         (b) Minimum EBITDA. Borrower and its Subsidiaries shall have on a consolidated basis, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the following:

PERIOD                                                                     MINIMUM EBITDA
--------------                                                             --------------
March 31, 2001                                                              $16,500,000

June 30, 2001                                                               $15,000,000

September 30, 2001                                                          $18,500,000

December 31, 2001                                                           $27,500,000

PERIOD                                                                      MINIMUM EBITDA
------                                                                      --------------
March 31, 2002                                                              $29,800,000

June 30, 2002                                                               $32,100,000

September 30, 2002                                                          $34,400,000

December 31, 2002                                                           $36,800,000

March 31, 2003                                                              $37,600,000

June 30, 2003                                                               $38,400,000

September 30, 2003                                                          $39,200,000

December 31, 2003 and for each Fiscal Quarter ending                        $40,000,000
thereafter


         (c) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

         Fiscal Year Ending                        Maximum Capital Expenditures
         ------------------                        ----------------------------
         December 31, 2001                                  $18,500,000

         December 31, 2002 and thereafter                   $14,000,000

         Notwithstanding anything in this Agreement to the contrary (a) the financial covenants set forth above in this Annex G shall only be tested from and after the earlier of the following events (each a "Trigger Event"): (i) the first date that Net Borrowing Availability is less than $15,000,000, provided that if at such time Lenders have not yet made an initial Revolving Credit Advance or incurred any Letter of Credit Obligations, then such date shall be extended to the first date that Lenders make an initial Revolving Credit Advance or incur any Letter of Credit Obligations; and (ii) the first date on which there exists an Event of Default; and (b) Borrower shall not be required to comply with the Maximum Capital Expenditures covenant set forth above in this Annex G from and at all times after Borrower and its Subsidiaries shall have achieved on a consolidated basis, at the end of any Fiscal Quarter after the Closing Date, a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00. Upon the occurrence of a Trigger Event, the financial covenants set forth above in this Annex G will be tested immediately as of the most recently ended Fiscal Quarter and thereafter at each Fiscal Quarter end.

         Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions) or interpretive guidance issued by the Securities and Exchange Commission (or successor thereto or any agency with similar functions) to the extent required by law or by the Borrower's independent auditors to be followed by the Credit Parties, (b) changes in accounting principles concurred in by Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109 or interpretive guidance issued related to A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109 to the extent required by law or by the Borrower's independent auditors to be followed by the Credit Parties, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

COLLATERAL COVENANTS:

         Borrower shall not breach or fail to comply with any of the following collateral covenants:

         (a)      Maximum Accounts Receivable Days Sales Outstanding.

                  (i) During any Fiscal Month, with respect to accounts receivable of the Borrowing Base Parties arising solely from the Physician Services segment of Borrowing Base Parties' business (excluding any accounts receivable arising from the Emergency Physician Services Business), the Days Sales Outstanding arising solely from the Physician Services segment of Borrowing Base Parties' business (excluding any accounts receivable arising from the Emergency Physician Services Business) shall not be more than 58 days.

                  (ii) During any Fiscal Month, with respect to accounts receivable of the Borrowing Base Parties arising solely from the e-Health segment of Borrowing Base Parties' business (excluding any accounts receivable arising from the Application Software Business Division), the Days Sales Outstanding arising solely from the e-Health segment of Borrowing Base Parties' business (excluding any accounts receivable arising from the Application Software Business Division) shall not be more than 58 days.

         (b)      Minimum Cash Velocity.

                  (i) Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Month set forth below, a Physician Services Cash Velocity of at least 93%, (such calculation to be made according to the example set forth in Annex K).

                  (ii) Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Month set forth below, an E-Health Cash Velocity of at least 93%, (such calculation to be made according to the example set forth in Annex K).

         Notwithstanding anything in this Agreement to the contrary, the collateral covenants above in this Annex G shall only be tested from and after the earlier of the following events: (i) the first date that Lenders make an initial Revolving Credit Advance or incur any Letter of Credit Obligations; and
(ii) the first date on which there exists an Event of Default.

                            ANNEX H (SECTION 1.1(D))
                                       TO
                                CREDIT AGREEMENT

                       LENDERS' WIRE TRANSFER INFORMATION


Bankers Trust Company
New York, New York
ABA No.: 021001033
Account No.: 50262842
Account Name: GECC/CAF Depository
Reference: CFA 6052- Per-Se
                                        ]

                             ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT


                                NOTICE ADDRESSES



(A)      If to Agent or GE Capital, at
         General Electric Capital Corporation
         2325 Lakeview Parkway, Suite 700
         Alpharetta, Georgia  30004-1976
         Attention: Account Manager - Per-Se Technologies, Inc.
         Telecopier No.:  678-624-7904
         Telephone No.:  678-624-7900

         with a copy to:

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, Connecticut 06927-5100
         Attention:  Corporate Counsel-Commercial Finance
         Telecopier No.:  (203) 316-7889
         Telephone No.:  (203) 316-7552

(B)      If to Borrower, at
         Per-Se Technologies, Inc.
         2840 Mount Wilkinson Parkway, Suite 300
         Atlanta, Georgia  30339-3632
         Attention: Chief Financial Officer and General Counsel
         Telecopier No.:  770-444-4502
         Telephone No.:  770-444-5355

         With copies to:
         Alston & Bird LLP
         1201 West Peachtree Street
         Atlanta, Georgia  30309
         Attention: Andrea Goodrich, Esq.
         Telecopier No.:  404-881-7000
         Telephone No.:  404-881-4777

         ANNEX J (FROM ANNEX A - REVOLVING LOAN COMMITMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT



LENDER(S):                                            REVOLVING LOAN COMMITMENT:
----------                                            --------------------------
General Electric Capital Corporation                        $50,000,000

TOTALS:                                                     $50,000,000

                                Table of Contents

                                                                                                                  Page
                                                                                                                  ----
1.       AMOUNT AND TERMS OF CREDIT..............................................................................  1
         1.1      Credit Facilities..............................................................................  1
         1.2      Letters of Credit..............................................................................  2
         1.3      Prepayments....................................................................................  2
         1.4      Use of Proceeds................................................................................  4
         1.5      Interest and Applicable Margins................................................................  4
         1.6      Eligible Billed Accounts.......................................................................  7
         1.7      Cash Management Systems........................................................................ 10
         1.8      Fees........................................................................................... 10
         1.9      Receipt of Payments............................................................................ 10
         1.10     Application and Allocation of Payments......................................................... 10
         1.11     Loan Account and Accounting.................................................................... 11
         1.12     Indemnity...................................................................................... 11
         1.13     Access......................................................................................... 12
         1.14     Taxes.......................................................................................... 13
         1.15     Capital Adequacy; Increased Costs; Illegality.................................................. 14
         1.16     Single Loan.................................................................................... 15
         1.17     Extension of the Commitment.................................................................... 15

2.       CONDITIONS PRECEDENT.................................................................................... 16
         2.1      Conditions to the Initial Revolving Loans...................................................... 16
         2.2      Further Conditions to Each Revolving Loan...................................................... 16

3.       REPRESENTATIONS AND WARRANTIES.......................................................................... 16
         3.1      Corporate Existence; Compliance with Law....................................................... 16
         3.2      Executive Offices; FEIN........................................................................ 16
         3.3      Power, Authorization, Enforceable Obligations.................................................. 16
         3.4      Financial Statements and Projections........................................................... 16
         3.5      Material Adverse Effect........................................................................ 16
         3.6      Ownership of Property; Liens................................................................... 16
         3.7      Labor Matters.................................................................................. 16
         3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness...................... 16
         3.9      Government Regulation.......................................................................... 16
         3.10     Margin Regulations............................................................................. 16
         3.11     Taxes.......................................................................................... 16
         3.12     ERISA.......................................................................................... 16
         3.13     No Litigation.................................................................................. 16
         3.14     Brokers........................................................................................ 16
         3.15     Intellectual Property.......................................................................... 16
         3.16     Full Disclosure................................................................................ 16
         3.17     Environmental Matters.......................................................................... 16
         3.18     Insurance...................................................................................... 16

                               Table of Contents
                                  (continued)


         3.19     Deposit and Disbursement Accounts.............................................................. 16
         3.20     Agreements and Other Documents................................................................. 16
         3.21     Solvency....................................................................................... 16
         3.22     Senior Unsecured Debt.......................................................................... 16

4.       FINANCIAL STATEMENTS AND INFORMATION.................................................................... 16
         4.1      Reports and Notices............................................................................ 16
         4.2      Communication with Accountants................................................................. 16

5.       AFFIRMATIVE COVENANTS................................................................................... 16
         5.1      Maintenance of Existence and Conduct of Business............................................... 16
         5.2      Payment of Obligations......................................................................... 16
         5.3      Books and Records.............................................................................. 16
         5.4      Insurance; Damage to or Destruction of Collateral.............................................. 16
         5.5      Compliance with Laws........................................................................... 16
         5.6      Supplemental Disclosure........................................................................ 16
         5.7      Intellectual Property.......................................................................... 16
         5.8      Environmental Matters.......................................................................... 16
         5.9      Landlords' Agreements, Mortgagee Agreements.................................................... 16
         5.10     Further Assurances............................................................................. 16
         5.11     Delivery of Additional Subsidiary Guaranties; Other Collateral Documents; etc.................. 16
         5.12     Appointment of Agent for Service of Process.................................................... 16

6.       NEGATIVE COVENANTS...................................................................................... 16
         6.1      Mergers, Subsidiaries, Etc..................................................................... 16
         6.2      Investments; Loans and Advances................................................................ 16
         6.3      Indebtedness................................................................................... 16
         6.4      Employee Loans and Affiliate Transactions...................................................... 16
         6.5      Business....................................................................................... 16
         6.6      Guaranteed Indebtedness........................................................................ 16
         6.7      Liens.......................................................................................... 16
         6.8      Sale of Stock and Assets....................................................................... 16
         6.9      ERISA.......................................................................................... 16

                               Table of Contents
                                  (continued)

         6.10     Financial Covenants............................................................................ 16
         6.11     Hazardous Materials............................................................................ 16
         6.12     Sale-Leasebacks................................................................................ 16
         6.13     Restricted Payments............................................................................ 16
         6.14     Change of Corporate Name or Location; Change of Fiscal Year.................................... 16
         6.15     No Impairment of Intercompany Transfers........................................................ 16
         6.16     Changes Relating to Senior Unsecured Debt...................................................... 16

7.       TERM.................................................................................................... 16
         7.1      Termination.................................................................................... 16
         7.2      Survival of Obligations Upon Termination of Financing Arrangements............................. 16

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES.................................................................. 16
         8.1      Events of Default.............................................................................. 16
         8.2      Remedies....................................................................................... 16
         8.3      Waivers by Credit Parties...................................................................... 16

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT..................................................... 16
         9.1      Assignment and Participations.................................................................. 16
         9.2      Appointment of Agent........................................................................... 16
         9.3      Agent's Reliance, Etc.......................................................................... 16
         9.4      GE Capital and Affiliates...................................................................... 16
         9.5      Lender Credit Decision......................................................................... 16
         9.6      Indemnification................................................................................ 16
         9.7      Successor Agent................................................................................ 16
         9.8      Setoff and Sharing of Payments................................................................. 16
         9.9      Revolving Credit Advances; Payments; Non-Funding Lenders; Information; Actions in Concert...... 16

10.      SUCCESSORS AND ASSIGNS.................................................................................. 16
         10.1     Successors and Assigns......................................................................... 16

11.      MISCELLANEOUS........................................................................................... 16

                               Table of Contents
                                  (continued)


         11.1     Complete Agreement; Modification of Agreement.................................................. 16
         11.2     Amendments and Waivers......................................................................... 16
         11.3     Fees and Expenses.............................................................................. 16
         11.4     No Waiver...................................................................................... 16
         11.5     Remedies....................................................................................... 16
         11.6     Severability................................................................................... 16
         11.7     Conflict of Terms.............................................................................. 16
         11.8     Confidentiality................................................................................ 16
         11.9     GOVERNING LAW.................................................................................. 16
         11.10    Notices........................................................................................ 16
         11.11    Section Titles................................................................................. 16
         11.12    Counterparts................................................................................... 16
         11.13    WAIVER OF JURY TRIAL........................................................................... 16
         11.14    Press Releases................................................................................. 16
         11.15    Reinstatement.................................................................................. 16
         11.16    Advice of Counsel.............................................................................. 16
         11.17    No Strict Construction......................................................................... 16